EXHIBIT 10.23.15

                                                         [COLLECTION W/ADVANCES]

                           GMAC COMMERCIAL FINANCE LLC
                               FACTORING AGREEMENT

                                                              September 29, 2004

TARRANT APPAREL GROUP
FASHION RESOURCE (TCL), INC.
TAG MEX, INC.
UNITED APPAREL VENTURES, LLC
PRIVATE BRANDS, INC.
NO! JEANS, INC.
3151 East Washington Boulevard
Los Angeles, CA 90023


         Effective as of September 29, 2004 GMAC COMMERCIAL FINANCE LLC and TARRANT APPAREL GROUP, FASHION RESOURCE (TCL), INC., TAG MEX, INC., UNITED
APPAREL VENTURES, LLC, PRIVATE BRANDS, INC. and NO! JEANS, INC. agree that Factor shall act as Client's sole factor upon the following terms and conditions:

1.       DEFINITIONS

         All initially capitalized terms used in this agreement are defined in Rider I attached hereto. All other terms used herein, unless otherwise defined herein, shall have the meanings given such terms in the UCC.

2.       COVERED SALES; SECURITY INTEREST

(a) Client hereby assigns and sells to Factor, as absolute owner, and Factor hereby purchases from Client, all Accounts, created on or after the Effective Date, which arise from Client's sale of merchandise or rendition of services. Factor's purchase of and acquisition of title to each Account will be effective as of the date of its creation and will be entered on Factor's books when Client furnishes Factor with a copy of the invoice evidencing such Account or electronically transmits to Factor the details of the invoice in accordance with Paragraph 9(a) hereof.

(b) Client hereby grants to Factor a continuing security interest in all of the Collateral as security for all Obligations.

3.       CUSTOMER CREDIT APPROVAL

         Client shall submit to Factor the principal terms of each of Client's Customers' orders for Factor's written credit approval. Factor may, in Factor's discretion, approve in writing all or a portion of Client's Customers' orders, either by establishing a credit line limited to a specific amount for a specific Customer, or by approving all or a portion of a proposed purchase order submitted by Client. No credit approval shall be effective (a) unless in writing or transmitted by Factor electronically; (b) unless the goods are shipped or the services rendered within the time specified in Factor's written credit approval or within forty-five (45) days after the approval is given, if no time is specified and (c) unless the assignment of the invoice evidencing the applicable Account is received by Factor within ten (10) business days from the date of such invoice. After the Customer has accepted delivery of the goods or performance of the services, Factor shall then have the Credit Risk (but not the risk of non-payment for any other reason), to the extent of the dollar amount specified in the credit approval, on all Accounts evidenced by invoices which arise from orders approved by Factor in writing except for those Accounts evidenced by invoices less than Two Hundred Fifty Dollars ($250.00) and invoices evidencing charges for samples supplied to Client's Customers. Factor shall have neither the Credit Risk nor the risk of non-payment for any other reason on Accounts arising from orders not approved by Factor in writing. Factor may withdraw Factor's credit approval or withdraw or adjust a credit line at any time before Client delivers the goods or renders the services.

4.       PURCHASE PRICE OF ACCOUNTS; RESERVES

         The purchase price of Accounts is the Net Face Amount thereof less Factor's commission. The purchase price will be credited to Client's account on the Settlement Date. Factor may deduct Reserves from the amount payable to Client on any Settlement Date.

5.       ADVANCES

         If Client requests, Factor may, in its discretion, make Advances to Client, subject to Factor's right to withhold Reserves. All amounts which Factor pays or makes available to Client or for Client's account in excess of the purchase price of Accounts are loans and shall be chargeable to Client's account when paid or made available to Client. In no event, however, shall the aggregate amount of all outstanding Obligations at any time exceed the Borrowing Base. The Obligations hereunder shall be the joint and several Obligations of Client. The Client agrees to use the Advances and loans, if any, and the proceeds thereof, only for working capital purposes in the ordinary course of business or as otherwise permitted herein.

6.       COMMISSIONS; INTEREST

         For Factor's services, Factor shall charge to Client's account monthly:

(a) as of the 15th day of each month, a commission at the rate of (i) for all Accounts for which Factor has assumed the Credit Risk, four tenths of one percent (0.40%) of the gross face amount of each invoice evidencing each such Account created during


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such month on terms not exceeding sixty (60) days including dating, and (ii) for all Accounts for which Factor has not assumed the Credit Risk, thirty-five one hundredths of one percent (0.35%) of the gross face amount of each invoice evidencing each such Account created during such month on terms not exceeding sixty (60) days including dating, in each case, plus an additional one quarter of one percent (1/4%) for each additional thirty (30) days or portion thereof of selling terms; provided, however, that if Client changes the terms of any invoice whether or not Factor consents to such change (it being understood that nothing in this provision diminishes Factor's rights or Client's obligations under any other provision hereof including but not limited to Paragraph 9), then the commission on the gross face amount of that invoice shall be the commission hereinabove set forth plus one quarter of one percent (1/4%) for each thirty
(30) days or portion thereof of such change. During the ninety (90) day period commencing on the Effective Date, Factor's commission on any invoice evidencing an Account shall not be less than One Dollar and Fifty Cents ($1.50). However, the aggregate amount of commissions which Client is obligated to pay hereunder shall not be less than the Minimum Commission in each Contract Year during which this agreement is in effect. If the Actual Commission is less than the Minimum Commission in any Contract Year, Factor shall charge to Client's account the Minimum Commission Charge for such Contract Year. Factor shall compute the
Minimum Commission Charge, if any, on a calendar quarterly basis and charge Client's account therefor for each calendar quarter in the month following the end of such calendar quarter; and

(b) as of the last day of each month, interest on the average daily balance of all Interest Bearing Obligations which are outstanding during such month at the Borrowing Rate; provided, however, that if an Overadvance exists at any time, then the aggregate amount of the Interest Bearing Obligations in excess of the Borrowing Base shall be immediately due and payable without further notice or demand, and the average daily balance of the Interest Bearing Obligations in that month shall bear interest at the Overadvance Rate. Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Upon and after the occurrence of an Event of Default, and during the continuance thereof, all Interest Bearing Obligations shall bear interest at the Default Rate.

7.       CHARGES; BALANCES

         Factor may charge to Client's account all Obligations. Unless otherwise specified, all Obligations shall be payable on demand. All credit balances or other sums at any time standing to Client's credit and all Reserves on Factor's books, and all of Client's property in Factor's possession at any time or in the possession of any parent, affiliate or subsidiary of Factor or on or in which Factor or any of them have a lien or security interest, may be held and reserved by Factor as security for all Obligations. Factor will account to Client monthly and each monthly accounting statement will be fully binding on Client and will constitute an account stated, unless, within thirty (30) days after such statement is mailed to Client or within thirty (30) days after the mailing of any adjustment thereof Factor may make, Client gives Factor specific written notice of exceptions.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         Client hereby represents, warrants and covenants that:

(a) Client has good title to the Collateral, including without limitation, the Accounts, free of any encumbrance except in Factor's favor; each Accunt is a bona fide, enforceable obligation created by the absolute sale and delivery of goods or the rendition of services in the ordinary course of business; each Account is due from a Customer located in the United States, Puerto Rico or Canada and is payable in United States dollars; the selling terms of each Account shall not exceed sixty (60) days without the prior written consent of Factor; Client's Customer is unconditionally obligated to pay at maturity the full amount of each Account without defense, counterclaim or offset (regardless of merit); all documents in connection therewith are genuine; and the Customer will accept the goods or services. In addition to and not in limitation of anything to the contrary contained herein, Client shall not, without the prior written consent of Factor which consent shall be in Factor's sole and absolute discretion, directly or indirectly grant, or permit to exist either by contract, applicable law or otherwise, any security interest in or lien upon any of Client's inventory, other than the liens permitted set forth on Schedule 8(a).

(b) Client's exact legal name is as set forth on the signature page of this agreement. Client shall not change Client's legal name unless Factor shall have received not less than forty-five (45) days prior written notice of such proposed change. Client has not, during the past five years, been known by or used any Trade Names or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any entity, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 8(b).

(c) Client is an organization of the type and organized in the jurisdiction set forth on SCHEDULE 8(C). SCHEDULE 8(C) accurately sets forth Client's organizational identification number or accurately states that Client has none and accurately sets forth Client's federal employer identification number. Client shall not change Client's organizational identification number (or if Client does not have an organizational identification number, Client shall not acquire one), or change Client's type of organization, jurisdiction of organization or other legal structure unless Factor shall have received not less than forty-five (45) days prior written notice of such proposed change.

(d) Client's chief executive office and mailing address and Client's Records concerning Accounts are located only at the address identified as such on Schedule 8(d), and Client's only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 8(d).
Schedule 8(d) correctly identifies any of such locations which are not owned by Client and sets forth the owners and/or operators thereof. Client shall not change Client's chief executive office, mailing address or any location of Collateral unless Factor shall have received not less than forty-five (45) days prior written notice of such proposed change.

(e) Client shall furnish to Factor monthly financial statements within forty-five (45) days after the end of each month, quarterly reviewed financial


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statements  within  sixty  (60) days  after the end of each of  Client's  fiscal quarters and annual audited financial statements within one hundred twenty (120) days after the end of each fiscal year, all in form and substance acceptable to Factor, certified by their respective president or chief financial officer and reviewed or audited, as the case may be, by an independent certified public accountant acceptable to Factor. Client shall also cause all individual guarantors of the Obligations, if any, to furnish to Factor personal financial statements in form and substance acceptable to Factor within thirty (30) days after each anniversary of the Effective Date of this agreement. Client shall, at Client's expense, furnish Factor (i) within fifteen (15) days after the end of each calendar month, a certificate from the president or chief financial officer of Client certifying that as of the end of the immediately preceding calendar month, none of Client's property has become subject to any lien or attachment (other than the lien in favor of Factor and any lien set forth on Schedule 8(a)), and (ii) with such other financial and operational information requested by Factor from time to time. Factor may at all times have access to and inspect, audit and make abstracts from all of Client's Records at Client's expense.

(f) Client shall maintain at all times a Tangible Net Worth of not less than the minimum amounts indicated below in respect to the corresponding dates noted below (each such date a "Calculation Date") and the immediately following fiscal quarter:

       CALCULATION DATE          MINIMUM TANGIBLE
                                     NET WORTH
   -------------------------- ------------------------
   September 30, 2004               $20,000,000
   -------------------------- ------------------------
   December, 31, 2004               $22,000,000
   -------------------------- ------------------------
   March 31, 2005                   $22,000,000
   -------------------------- ------------------------
   June 30, 2005, and as at
   the end of each fiscal           $25,000,000
   quarter thereafter


(g) Unless otherwise permitted hereunder, Client shall not, until satisfaction in full of the Obligations and termination of this agreement, contract for, purchase or make any net Capital Expenditures during any fiscal quarter in an aggregate amount in excess of Eight Hundred Thousand ($800,000) Dollars.

(h) Unless otherwise permitted hereunder, Client shall not, until satisfaction in full of the Obligations and termination of this agreement, become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Factor) except (i) from and after the date hereof, with respect to guarantees made in the ordinary course of business in support of the purchase by any Affiliate of fabric, trim or quota in an aggregate amount not to exceed Two Million ($2,000,000) Dollars at any time outstanding, (ii) the endorsement of checks in the ordinary course of business, and (iii) as set forth on Schedule 8(h).

(i) Unless otherwise permitted hereunder, Client may make advances, loans or extensions of credit to (i) certain Affiliates designated on Schedule 8(i) in the ordinary course of Client's business as presently conducted, PROVIDED, THAT, the aggregate amount owing from any such Affiliate shall at no time exceed the amounts outstanding as of the date hereof as more particularly set forth on
Schedule 8(i); and (ii) all Affiliates not designated on Schedule 8(i) in the ordinary course of Client's business as presently conducted, PROVIDED, THAT, the aggregate amount of all such advances, loans or extensions of credit outstanding at any given time shall not exceed Five Hundred Thousand ($500,000) Dollars in the aggregate.

(j) Client shall immediately notify Factor in writing of any merchandise returns or Disputes and promptly notify Factor in writing of any discounts, anticipation reductions or other unilateral deductions taken by Customers, credits and allowances to Customers. Client will settle all Disputes at no cost or expense to Factor; Factor's practice is to allow Client sixty (60) days to do so. Should Factor so elect, Factor may at any time in Factor's discretion (i) withdraw Client's authority to issue credits to Client's Customers without Factor's prior written consent; (ii) litigate Disputes or settle them directly with the Customers on terms acceptable to Factor in the event that Obligations are then outstanding or Factor has made payment to Client with respect to the Accounts involved in such litigation or settlement; or (iii) direct Client to set aside, identify as Factor's property and procure insurance satisfactory to Factor on any Retained Goods. All Retained Goods (and the proceeds thereof) shall be (A) held by Client in trust for Factor as Factor's property, (B) subject to a security interest in Factor's favor as security for the Obligations, and (C)disposed of only in accordance with Factor's express written instructions.

(k) Factor's Credit Risk, if any, on an Account shall immediately terminate without any action on Factor's part in the event that (i) Client's Customer asserts a Dispute (regardless of merit) as a ground for non-payment of the Account or returns or attempts to return the goods represented thereby; (ii) any representation, warranty or covenant by Client as to the Account is breached; or
(iii) there is any change in the terms or dating on the Account without Factor's prior written approval. Factor may charge to Client's account, at any time after the Settlement Date, the gross face amount of any Account (or portion thereof) on which Factor does not then have the Credit Risk, together with interest thereon from the Settlement Date of such Account to the date of chargeback; such action on Factor's part shall not be deemed a reassignment of such Account and will not impair Factor's rights thereto or security interest therein, which will continue to be effective until this agreement is terminated and all Obligations are fully satisfied.

(l) CLIENT WILL NOT GRANT A SECURITY INTEREST OR TRANSFER ANY OTHER INTEREST IN ANY OF THE COLLATERAL OR IN ANY OF CLIENT'S INVENTORY TO ANYONE EXCEPT FACTOR WITHOUT (i) FACTOR'S PRIOR WRITTEN CONSENT OR (ii) THE DELIVERY TO FACTOR OF AN INTERCREDITOR AGREEMENT, IN FORM AND SUBSTANCE ACCEPTABLE TO FACTOR IN ITS SOLE DISCRETION, EXECUTED BY FACTOR AND THE PARTY RECEIVING SUCH SECURITY INTEREST OR OTHER INTEREST. CLIENT SHALL IMMEDIATELY NOTIFY FACTOR IN THE EVENT THAT ANY OF CLIENT'S PROPERTY HAS BECOME SUBJECT TO ANY LIEN OR ATTACHMENT (OTHER THAN PERMITTED ENCUMBRANCES).

(m) Client is and shall remain in compliance with all applicable laws, regulations and rules.


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


(n) Client shall take all actions requested by Factor from time to time to cause the attachment, perfection and first priority of, and Factor's ability to enforce, Factor's security interest in any and all of the Collateral. Client irrevocably and unconditionally authorizes Factor (or Factor's agent) to file and ratifies the filing at any time and from time to time such financing statements with respect to the Collateral naming Factor or Factor's designee as the secured party and Client as debtor, as Factor may require, and including any other information with respect to Client or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdictions as Factor may determine, and setting forth a notice that any disposition of any of the Collateral by Client without Factor's prior written consent violates the rights of Factor, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Client agrees that the foregoing authorizations shall be irrevocable while this agreement remains in effect and thereafter until Factor has received final payment and satisfaction in full in immediately available funds of all Obligations. In no event shall Client at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Factor or Factor's designee as secured party and Client as debtor.

(o) Upon Factor's request, Client shall, at Client's expense, duly execute and deliver, or shall cause to be duly executed and delivered, to Factor such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Factor to effectuate the provisions and purposes of this agreement.

9.       INVOICING; PAYMENTS; RETURNS; NOTIFICATION

(a) Each of Client's invoices and all copies thereof shall bear a notice (in form and substance satisfactory to Factor) that it is owned by and payable directly and only to Factor at locations designated by Factor. With respect to each such invoice, Client shall either (i) furnish Factor with a legible duplicate original of the invoice accompanied by a confirmatory assignment thereof, or (ii) electronically transmit to Factor the invoice details and an assignment schedule using a transmission format acceptable to Factor. Client's failure to furnish such specific assignments shall not diminish Factor's rights. Client shall procure and hold in trust for Factor and furnish to Factor at Factor's request satisfactory evidence of each shipment and delivery or rendition of services. For invoices electronically transmitted to Factor, Client shall also (i) retain and furnish Factor at Factor's request legible copies of sales schedules and registers, as well as duplicate originals of the invoices, and (ii) reproduce for Factor at Factor's request any and all such electronic transmissions. Each invoice shall bear the terms stated on the Customer's order, as submitted to Factor, whether or not the order has been approved by Factor, and no change from the original terms of the order shall be made without Factor's prior written consent. Any such change not so approved by Factor shall automatically terminate Factor's Credit Risk, if any, on the Account arising from Client's performance of the order. Client will hold in trust for Factor and deliver to Factor any payments received from Client's Customers in the form received, and hereby irrevocably authorizes Factor to endorse Client's name on all checks and other forms of payment. Each payment made by a Customer shall first be applied to Accounts, if any, on which Factor has the Credit Risk, and the balance, if any, of such payment shall be applied to other Accounts due from such Customer. Client understands that Factor shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of Client's transactions, and Client agrees to indemnify Factor and hold Factor harmless with respect thereto, which indemnity shall survive termination of this agreement.

(b) Factor shall have the right to communicate with and instruct the Customers on Client's Accounts to make payments in respect thereof directly to Factor.

10.      TERMINATION

(a) This agreement shall remain in full force and effect for the Term or until terminated as follows:

         (i)      Factor may  terminate  this  agreement at any time upon ninety
(90) days prior written notice to Client. If not so terminated, this agreement shall remain in full force and effect unless Client gives Factor written notice of termination (by certified mail, return receipt requested) no less than ninety
(90) days prior to and effective as of the anniversary of the Effective Date in any year; or

         (ii) Upon the occurrence of an Event of Default, Factor may terminate this agreement at any time without notice.

(b) On the effective date of termination all Obligations shall become immediately due and payable in full without further notice or demand. Factor's rights with respect to Obligations owing to Factor, or chargeable to Client's account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of Factor's security interests and other rights in and to all Collateral shall continue to be operative until such Obligations have been fully and finally satisfied or Client has given Factor an indemnity satisfactory to Factor.

(c) Notwithstanding anything to the contrary set forth herein, in the event this agreement is terminated prior to the end of the Term, other than a termination pursuant to the first sentence of Paragraph 10(a)(i), Client shall pay to Factor, in addition to all other Obligations, an amount equal to (i) Seven Hundred Fifty Thousand ($750,000) Dollars if the termination occurs on or after the Effective Date to and including the date immediately preceding the first anniversary of the Effective Date, (ii) Five Hundred Thousand ($500,000) Dollars if the termination occurs on or after the Effective Date to and including the date immediately preceding the second anniversary of the Effective Date, and (iii) Two Hundred Fifty Thousand ($250,000) Dollars if the termination occurs on or after the Effective Date to and including the date immediately preceding the third anniversary of the Effective Date. Such amount shall be conclusively presumed to be the amount of Factor's damages sustained by reason of such termination, which Client agrees is fair and proper.

11.      PLACE OF PAYMENT; NEW YORK LAW; FORUM SELECTION; WAIVER OF JURY TRIAL

(a)      All Obligations shall be paid at Factor's office in New York, New York.


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(b)      This agreement shall be governed by and construed according to the laws of the State of New York (without giving effect to its choice of law principles).

(c) Client agrees that all actions and proceedings arising out of or relating directly or indirectly to this agreement or any ancillary agreement or any other obligations shall be litigated in the United States District Court for the Southern District of New York or, at Factor's option, in any other courts located in New York State or elsewhere as Factor may select, that such courts are convenient forums, and that Client submits to the personal jurisdiction of such courts. Client hereby consents to the service of process therein by registered or certified mail, return receipt requested, directed to Client at Client's address set forth above, and Client agrees that service so made shall be deemed complete five (5) days after the date of mailing.

(d) TO THE EXTENT LEGALLY PERMISSIBLE, BOTH CLIENT AND FACTOR WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

12.      REMEDIES; WAIVERS; LIMITATION OF LIABILITY

(a) Factor's rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy Factor may have hereunder or under the UCC or otherwise. Without limiting the foregoing, if Factor exercises Factor's rights as a secured party Factor may, at any time or times, without demand, advertisement or notice, all of which Client hereby waives, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at Factor's sole option and discretion, and Factor may bid or become purchaser at any such sale, free of any right of redemption which Client hereby waives. After application of all Collateral to Client's Obligations (in such order and manner as Factor in Factor's sole discretion shall determine), Client shall remain liable to Factor for any deficiency.

(b) Factor shall have the right, in Factor's sole discretion, to determine which rights, liens, security interests or remedies Factor may at any time pursue, relinquish, subordinate, or modify or to take any other action and incur any costs or expenses with respect thereto and such determination will not in any way modify or affect any of Factor's rights hereunder. Failure by Factor to exercise any right, remedy or option under this agreement or delay by Factor in exercising the same will not operate as a waiver; no waiver by Factor will be effective unless Factor confirms it in writing and then only to the extent specifically stated.

(c) Factor shall have no liability hereunder (i) for any losses or damages (including, without limitation, incidental, special, exemplary, punitive or consequential damages) resulting from Factor's refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond Factor's control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to Client's account with Factor. Factor's liability for any default by Factor hereunder shall be limited to a refund to Client of any commission paid by Client during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier. Except as prohibited by law, Client waives any right which it may have to claim or recover in any litigation with Factor any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Client:
(A) certifies that neither Factor nor any representative, agent or attorney acting for or on behalf of Factor has represented, expressly or otherwise, that Factor would not, in the event of litigation, seek to enforce any of the waivers provided for in this agreement or any of the Other Documents and (B) acknowledges that in entering into this agreement and the Other Documents, Factor is relying upon, among other things, the waivers and certifications set forth in this Paragraph 12(c) and elsewhere herein and in the Other Documents.

13.      GENERAL

(a) Factor may charge to Client's account the amount of reasonable legal fees (including, without limitation, fees, expenses and costs payable or allocable to attorneys retained or employed by Factor) and other costs, fees and expenses incurred by Factor in negotiating or preparing this agreement and any legal documentation required by Factor or requested by Client in connection with this agreement or any amendments or supplements thereof, or in enforcing Factor's rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting Factor's interest in, any Collateral, including without limitation all costs incurred or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. Factor may also charge to Client's account all charges for wire transfers and Factor's then standard price for furnishing to Client or Client's designees copies of any statements, records, files or other data requested by Client or them other than statements and reports of the kind furnished to Client and Factor's other clients on a regular, periodic basis in the ordinary course of Factor's business.

(b) This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns except that Client may not assign or transfer any of Client's rights or obligations under this Agreement without Factor's prior written consent, and no such assignment or transfer of any such obligation shall relieve Client thereof unless Factor has consented to such release in a writing specifically referring to the obligation from which Client is to be released. This agreement, and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of Factor and Client, represent the entire understanding of the parties and supersede all inconsistent agreements and communications, written or oral, between Client's and Factor's officers, employees, agents and other representatives.

(c) As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Revolving Credit, Factoring and Security Agreement by and among Tarrant Apparel Group, Tag Mex, Inc., Fashion Resource (TCL), Inc., United Apparel Ventures, LLC and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as the lender and as agent ("GMAC CF") dated as of January 21, 2000 (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Existing Factoring Agreement") are hereby amended and restated in their entirety by the terms, conditions, agreements, representations and warranties set forth in this agreement and the Other Documents. Without in any way limiting the foregoing, all affirmative and negative covenants and other obligations as set forth in the Existing Factoring Agreement are hereby amended and restated in their entirety by the covenants and other obligations set forth in this agreement and all affirmative and negative covenants and other obligations as set forth in the Existing Factoring Agreement shall be of no further force and effect after the Effective Date. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of, evidenced by or arising under the Existing Factoring Agreement (which obligations and liabilities shall be repaid in accordance with this agreement), and the liens and security interests of GMAC CF securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Factor.

(d) This agreement shall not be effective unless signed by Client below, and signed by Factor at the place for Factor's acceptance.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of Factor and Client has executed this agreement as of the Effective Date.

                                       Very truly yours,

                                       GMAC COMMERCIAL FINANCE LLC


AGREED TO on this
29th day of September, 2004.

                                       TARRANT APPAREL GROUP.

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------
                                       Title:   CHIEF FINANCIAL OFFICER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                                       FASHION RESOURCE (TCL), INC.

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------

                                       Title:   CHIEF FINANCIAL OFFICER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                                       TAG MEX, INC.

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------
                                       Title:   CHIEF FINANCIAL OFFICER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                                       UNITED APPAREL VENTURES, LLC

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------
                                       Title:   MANAGER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                                       PRIVATE BRANDS, INC.

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------
                                       Title:   CHIEF FINANCIAL OFFICER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                                       NO! JEANS, INC.

                                       By:      /S/ CORAZON REYES
                                       ---------------------------------------
                                       Title:   CHIEF FINANCIAL OFFICER

                                       Address: 3151 East Washington Boulevard
                                                Los Angeles, CA 90023


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



ACCEPTED at New York, New York, as of the Effective Date.

GMAC COMMERCIAL FINANCE LLC

By:      /S/ KEVIN MCGARRY
---------------------------------------
Title:   EXECUTIVE VICE PRESIDENT

Address: 1290 Avenue of the Americas
         New York, New York 10104

                                     RIDER I

                               FACTORING AGREEMENT
                                     BETWEEN
                           GMAC COMMERCIAL FINANCE LLC
                                       AND
                             TARRANT APPAREL GROUP,
                          FASHION RESOURCE (TCL), INC.,
                                 TAG MEX, INC.,
                          UNITED APPAREL VENTURES, LLC,
                            PRIVATE BRANDS, INC., AND
                                 NO! JEANS, INC.

                                  DEFINITIONS

         "ACCOUNT" shall have the meaning set forth in the UCC.

         "ACTUAL COMMISSION" shall mean the aggregate amount of commissions actually paid by Client or charged to Client's account.

         "ADVANCE" shall mean a payment to Client of the purchase price of an Account in advance of the Settlement Date thereof.

         "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "BORROWING  BASE"  shall  mean the  lesser of (a) up to ninety  percent
(90%) of Accounts on which Factor has the Credit Risk, and (b) Forty Million ($40,000,000) Dollars, MINUS in each case, Reserves.

         "BORROWING RATE" for each month shall mean an interest rate per annum which is one-half of one percent (0.5%) in excess of the average Prime Rate in effect during such month; provided, however, that said interest rate shall not be less than six percent (6%) per annum and shall in no event be higher than the highest rate permitted by New York law.

         "CAPITAL EXPENDITURES" means, without duplication, all cash expenditures (including deposits) for, or contracts for expenditures with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year.

         "CHATTEL PAPER" shall have the meaning set forth in the UCC.

         "CLIENT" shall mean, individually and collectively, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., United Apparel Ventures, LLC, Private Brands, Inc. and No! Jeans, Inc., together with their respective successors and assigns.

         "COLLATERAL" shall mean and include all of Client's present and future Accounts, Chattel Paper and Instruments, and all Supporting Obligations, General Intangibles and Documents arising out of or relating to the foregoing; Retained Goods; credit balances and other property of Client held or received by Factor; rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor; and all of Client's Records relating to and all proceeds of the foregoing property and rights.

         "CONTRACT  YEAR"  shall  mean  the  twelve-month   period  starting  on
September ___ of each year.

         "CREDIT RISK" shall mean the risk of loss resulting solely and exclusively from the financial inability of Client's Customer to pay an Account at maturity. Credit Risk shall not include such Customer's inability, financial or otherwise, to pay an Account at maturity due to war, civil strife, currency restrictions or foreign political impediments.

         "CUSTOMER" shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Client, pursuant to which Client is to deliver any personal property or perform any services.

         "DISPUTE" shall mean any cause for nonpayment of an Account, including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence, except for financial inability of Client's Customer to pay an Account at maturity.

         "DEFAULT RATE" shall mean an interest rate per annum which is two percent (2%) in excess of the Borrowing Rate or the Overadvance Rate, as the case may be.

         "DOCUMENT" shall have the meaning set forth in the UCC.

         "EFFECTIVE DATE" shall mean the date set forth in the introductory paragraph of this agreement.

         "EVENT OF DEFAULT" shall mean the occurrence of any of the following events: if Client shall suspend business, sell all or substantially all of Client's assets, become insolvent or unable to pay debts as they mature, make an assignment for the benefit of creditors, or apply for an extension from creditors generally; or if a creditors' committee is formed following a meeting of Client's creditors; or if a receiver or trustee shall be appointed for Client or Client's property; or if Client's property shall become subject to any lien or attachment (other than a lien set forth on Schedule 8(a)); or if a petition under the United States Bankruptcy Code shall be filed by or against Client; or if Client shall seek relief under any insolvency statute, federal, state or other; or if a custodian shall be appointed for all or substantially all of Client's property; or if Client shall breach this agreement or any other agreement between Factor and Client or between Client and any affiliate of Factor after giving effect to any applicable cure period; or if Client shall breach any agreement between UPS Capital Global Trade Finance Corporation (or any of its successors or assigns) and Client after giving effect to any applicable cure period; or if Client shall fail to pay any Obligation when due; or if any guaranty of the Obligations shall be terminated; or if ownership or control of fifty percent (50%) or more of Client's aggregate outstanding stock, stock equivalents and any other equity changes after the Effective Date; or if any other significant change in the identity of those in control of Client (whether or not qualifying under the preceding "50%" provision); or if, after the Effective Date, Gerard Guez is not a member of Client's Board of Directors or is not involved in Client's management; or the occurrence of an Event of Default under the PBG7 Factoring Agreement.

         "FACTOR" shall mean GMAC Commercial Finance LLC.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GENERAL INTANGIBLE" shall have the meaning set forth in the UCC.

         "INSTRUMENT" shall have the meaning set forth in the UCC.

         "INTEREST BEARING OBLIGATIONS" shall mean all Advances and all other loans and amounts charged and chargeable to Client's account under this agreement.

         "INVENTORY" shall have the meaning set forth in the UCC.

         "MINIMUM COMMISSION" shall mean $0.

         "MINIMUM COMMISSION CHARGE" shall mean the difference between the Minimum Commission and the Actual Commission if the Actual Commission is less than the Minimum Commission.

         "NET FACE AMOUNT" shall mean the gross face amount of the invoice evidencing an Account, less returns, discounts (which shall be determined by Factor where optional terms are given), anticipation reductions or any other unilateral deductions taken by Customers, and credits, and allowances to Customers of any nature.

         "OBLIGATIONS" shall mean and include all debts, liabilities, obligations, covenants, duties and amounts of any nature whatsoever, for which Client is now or hereafter obligated to Factor (or to any corporation that directly or indirectly controls or is controlled by or is under common control with Factor, including without limitation any parent, subsidiary and affiliate of Factor), of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether arising under this or any other present or future agreement or other documentation, or by operation of law or otherwise, now existing or hereafter arising (whether before or after the filing of any petition in bankruptcy by or against Client or the commencement of any other insolvency proceeding, including but not limited to an assignment for the benefit of creditors), including, without limitation, any debt, liability or obligation now or hereafter owing from Client to others, including without limitation any other present or future client(s) of Factor, which Factor may have obtained or may obtain, by purchase, assignment, participation or otherwise, and further including without limitation, all interest, charges or any other payments Client is required to make to Factor, together with all expenses and attorneys' fees and costs chargeable to Client's account or incurred by Factor in connection with Client's account, whether provided for herein or in any such other agreement or documentation. Without limiting the foregoing, Obligations shall include the amounts of all interest, commissions, customer late payment charges and bank related charges, costs, fees, expenses, taxes and all Accounts charged or chargeable to Client's account hereunder.

         "OTHER DOCUMENTS" shall mean, collectively, all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Client or any third party in connection with this agreement.

         "OVERADVANCE" shall mean that the aggregate amount of Interest Bearing Obligations outstanding on each of five (5) or more days in any month exceeds the Borrowing Base on such days.

         "OVERADVANCE RATE" for each month shall mean an interest rate per annum which is one percent (1%) in excess of the Borrowing Rate in effect during such month.

         "PBG7 FACTORING AGREEMENT" shall mean that certain Factoring Agreement effective as of the date hereof between Factor and PBG7, Inc.

         "PERMITTED ENCUMBRANCES" shall mean (a) liens in favor of Factor, which, in each case, secure Obligations; (b) liens disclosed in the financial statements referred to in paragraph 8(e), the existence of which Factor has consented to in writing; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Client's business; (e) mechanics', workers', material men's or other like liens arising in the ordinary course of Client's business with respect to obligations which are not due or which are being contested in good faith by Client; and (f) liens disclosed on Schedule 8(a).

         "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "PRIME RATE" shall mean the "Prime Rate" as reported in THE WALL STREET JOURNAL, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

         "RECORDS" shall mean all of Client's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, ledger sheets, bills of lading and other shipping evidence, statements, files, correspondence, memoranda, documents, credit files, business papers and other data relating to the Collateral or any Customer, together with the computer software (whether owned by Client or in which it has an interest), computer programs, tapes, disks, diskettes and other data and software storage media and devices, computers, file cabinets or containers in or on which the foregoing are stored (including, without limitation, any of Client's rights with respect to the foregoing maintained with or by any other person).

         "RESERVES"  shall  mean  all  Obligations  then  chargeable  to  any of
Client's  accounts,   as  well  as  Obligations  which  may,  in  Factor's  sole discretion, be chargeable to Client's accounts thereafter.

         "RETAINED GOODS" shall mean all merchandise returned or rejected by Customers or repossessed from Customers relating to or securing any of the Accounts.

         "SETTLEMENT DATE" shall mean (a) for each Account on which Factor has the Credit Risk and which is not due from a department or chain store, two (2) business days after the day on which the payment of the Account is posted to Client's account by Factor (the "Collection Settlement Date") or the day on which such payment becomes one hundred twenty (120) days past due, whichever is earlier, (b) for each Account on which Factor has the Credit Risk and which is due from a department or chain store, the Collection Settlement Date or twenty
(20) business days after the day on which Factor receives notice that the Account has been allowed as a claim under the United States Bankruptcy Code, whichever is earlier, and (c) for each Account on which Factor does not have the Credit Risk, the Collection Settlement Date.

         "SUBSIDIARY" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "SUPPORTING OBLIGATION" shall have the meaning set forth in the UCC.

         "TANGIBLE NET WORTH" shall mean, at a particular date, (a) the aggregate amount of all assets of Client as may be properly classified as such in accordance with GAAP consistently applied excluding (i) such other assets as are properly classified as intangible assets under GAAP, and (ii) moneys due and payable by Mr. Gerard Guez to Client, LESS (b) the aggregate amount of all liabilities of Client.

         "TERM" shall mean the period from the Effective Date hereof through and including the third (3rd) anniversary of the Effective Date hereof, unless terminated pursuant to Paragraph 10(a)(i) hereof.

         "TRADE NAMES" shall mean all trade names or styles, trademarks, divisions or other names under which Client conducts business.

         "UCC" shall mean the Uniform Commercial Code as in effect on the Effective Date in the State of New York, as from time to time amended.